                                   EXHIBIT 3.3

                     AMENDMENT TO ARTICLES OF INCORPORATION

        CHANGING NAME FROM CLIFF TYPOGRAPHERS, INC., A NEVADA CORPORATION

                              A NEVADA CORPORATION

                                       TO

             CLIFF GRAPHICS INTERNATIONAL, INC. A NEVADA CORPORATION

                              DATED JANUARY 9, 2001

              FILED

      IN THE OFFICE OF THE                                  FILING FEE: $50.00
    SECRETARY OF STATE OF THE                               BY: LORAINE TIMOTHY
         STATE OF NEVADA                                    2212 S. WEST TEMPLE
                                                            SALT LAKE CITY UTAH
           JAN 09 1987
FRANCIES DU PAPA SECRETARY OF SATATE

               CERTIFICATE AMENDING THE ARTICLES OF INCORPORATION

                                       OF

                    JOFRAN CONFECTIONERS INTERNATIONAL, INC.

         The undersigned, being the President and Secretary of CLIFF TYPOGRAPHERS, INC., a Nevada corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on October 30, 1986, it was agreed by unanimous vote that this Certificate Amending the Articles of Incorporation be filed.

         The undersigned further certify that the original Articles of Incorporation of CLIFF TYPOGRAPHERS, INC., were filed with the Secretary of State of the State of Nevada, on July 31, 1986 and a certified copy of said Articles were filed with the Carson City County Clerk on July 31, 1986.

         The undersigned further certify that Article First through Article Eleventh of the original Articles of Incorporation filed on July 31, 1986 herein are amended to read as follows:

         ARTICLE FIRST:    The name of the corporation is:  CLIFF GRAPHICS INTERNATIONAL, INC.
         ARTICLE SECOND:   No change.
         ARTICLE THIRD:    No change.
         ARTICLE FOURTH:   No change.
         ARTICLE FIFTH:    No change.
         ARTICLE SIXTH:    No change.
         ARTICLE SEVENTH:  No change.
         ARTICLE EIGHTH:   No change.
         ARTICLE NINTH:    No change.
         ARTICLE TEN:      No change.
         ARTICLE ELVENTH:  No change.

         The number of common shares outstanding at the time of adoption were Ten Million (10,000,000) and the number voted for such amendment were Seven Million Five Hundred Thousand (7,500,000) and the number of shares voted against such amendment were Zero (0).

         The undersigned hereby certify that they have on this 30th day of October, 1986, executed this Certificate amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

                                          CLIFF TYPOGRAPHERS, INC.


                                          By:      /s/ Gene T. Leo
                                             --------------------------------
GENE LEO
                                                   President


                                          By:/s/ Don T. Wilson
                                             --------------------------------
                                           DON T. WILSON
                                                     Secretary

STATE OF UTAH              }
                           } ss.
COUNTY OF SALT LAKE        }

On this 7 day of January, 1987, before me the undersigned a Notary Public in and for the County of Salt Lake, State of Utah, personally appeared GENE LEO and DON
T. WILSON, known to me to be the persons whose names are subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledged to me that they executed the same.

My Commission Expires:
         12-1-89                                 /s/ Notary Public
---------------------------              --------------------------------------
                                                  Notary Public

                                         Residing at:         Ogden, Utah
                                                           --------------------